Exhibit 99.1	Press Release, dated November 29, 2010, issued by the Company
Duoyuan Printing Appoints Chui Man Lung Everett to its Board of Directors
BEIJING, Nov. 29, 2010 /PRNewswire-Asia-FirstCall/ — Duoyuan Printing, Inc. (NYSE: DYP) (“Duoyuan Printing” or the “Company”), a leading offset printing equipment supplier in China, today announced the appointment of Chui Man Lung Everett to its board of directors, effective from November 26, 2010. Mr. Chui will also serve on the Company’s audit committee.
Mr. Chui Man Lung Everett, is a member of the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants and a member of the Institute of Chartered Accountants in England and Wales. Mr. Chui qualified as a Professional Accountant with KPMG HK in 1990 and left KPMG in 1993. Before his departure, he was in charge of audits for banks, fashion retailers and manufacturers listed on the Main Board of the HKEx, an IPO audit for a major national corporation and participated in the restructuring of 2 banking groups. Since then Mr. Chui has worked on IPO and pre-IPO projects in various industries in China and Hong Kong before joining Yau Lee Holdings Limited (HKEx: 0406.HK) as the Financial Controller and Company Secretary. Mr. Chui is a founding partner of Cen-1 Partners Limited, a firm which provides professional advisory services for company restructurings, mergers & acquisitions, pre-IPO companies and fund-raising exercises. His clients include listed and private companies operating in China, Hong Kong, South East Asia and Europe. Mr. Chui was an independent non-executive director of Cosmopolitan International Holdings Ltd (HKEx: 0120.HK) from 2002 to 2003 and is currently an independent non-executive director and Chairman of the Audit Committee of Wing Hing International (Holdings) Limited (HKEx: 0621.HK).
Mr. Chui was educated in Hong Kong and in the United Kingdom. He holds a Bachelor of Social Sciences (Honours) Degree in Business Economics & Accounting awarded by the University of Southampton in the United Kingdom.
“We are very pleased to have Mr. Chui on board,” commented Mr. Wenhua Guo, Chairman and founder of Duoyuan Printing. “Our primary concern is that the independent investigation is completed and we are addressing open topics so that we can finalize our 10-K filing. Mr. Chui has extensive experience auditing listed companies and he will be a great asset as we rebuild investor confidence in Duoyuan Printing and continue to grow our business.”
“I am pleased to be joining Duoyuan Printing at this important time for the Company,” commented Mr. Chui. “I am looking forward to working closely with Duoyuan Printing’s management to support them as they continue to build strong standards of corporate governance.”
About Duoyuan Printing
Duoyuan Printing (NYSE: DYP) is a leading manufacturer of commercial offset printing presses in China. The Company combines technical innovation and precision engineering to offer a broad range of printing equipment and solutions. Duoyuan Printing has manufacturing and research and development facilities in Langfang, Hebei Province and Shaoyang, Hunan Province in addition to a distribution and service network with over 85 distributors that operate in over 65 cities and 28 provinces in China. Headquartered in Beijing, the Company is one of the largest non-government owned major offset printing equipment and solutions providers in China. For further information, please visit Duoyuan Printing’s website http://www.duoyuan.com.
Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, our future financial condition, our expected corporate governance improvements, the schedule and result of our independent investigation, the future growth of our business, our ability to resolve open audit issues and schedule of the filing of our annual report. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, our ability to sustain our recent profitability and growth rates, our ability to retain an independent registered public accounting firm, the possibility that we may not meet our strategic goals or may develop other priorities, and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.
For investor and media enquiries please contact:
Brunswick Group
Henry Fraser
Tel: +86-10-6566-2256
Email: duoyuanprinting@brunswickgroup.com